February 5, 2004


Kurt Spenkoch
NPI Management Group, Inc.
6836 Bee Caves Road
Austin, TX 78746

RE:    Notice of Default and Termination

Dear Mr. Spenkoch:

      This letter will serve as notice of default by NPI under the Software Distribution Agreement with GK Intelligent Systems, Inc. (GKIS). Pursuant to
Article 2 of the Agreement, NPI was to pay an upgrade fee within ninety (90) days of the effective date (i.e. October 10, 2003). Under the Agreement, NPI agreed to invest into GKIS a minimum of fifty thousand dollars ($50,000) to be used solely for the upgrading of the product for market readiness.

      NPI failed to make the agreed upon payment by January 8, 2004 as required. Pursuant to Section 4.2 of the Agreement, GKIS hereby gives notice of default and unless such default is cured within thirty (30) days, the Agreement will terminate on March 7, 2004.

      Please feel free to contact me with any questions or concerns.

                                          Sincerely,


                                          /s/ Gary F. Kimmons

                                          Gary F. Kimmons
                                          President & CEO